UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 9, 2007

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 9, 2007, Natus Medical Incorporated (the “Company”), Excel-Tech Ltd. (“XLTEK”), and 4437713 Canada Inc., a wholly-owned subsidiary of the Company (“Sub”), entered into an arrangement agreement (the “Arrangement Agreement”), a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, pursuant to which Sub will acquire XLTEK. The transaction will be implemented by means of a court-approved plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act. The Arrangement is subject to the approval of XLTEK shareholders, the Ontario Superior Court of Justice and applicable regulatory authorities. This description of the Arrangement Agreement and the Arrangement does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1. All references to currency herein shall be deemed to be references to Canadian currency.

Directors (including directors who are executive officers), and certain related shareholders, of XLTEK have entered into support agreements with the Company and XLTEK, pursuant to which they have agreed to vote the shares of XLTEK common stock they own or control in favor of the Arrangement.

Pursuant to the Arrangement Agreement, Sub will acquire all of the outstanding common shares of XLTEK for a price of $3.25 in cash for each XLTEK common share. Under the Arrangement, all options (whether vested or unvested) that are outstanding immediately before the effective date of the Arrangement will be acquired by the Company in return for a cash payment of an amount equal to $3.25 per share issuable on the exercise of such options less the applicable exercise price per share. In addition, all deferred share units granted and outstanding immediately prior to the effective date of the Arrangement (whether or not vested) will be redeemed by the holder thereof and cancelled by the Company in exchange for a payment from the Company to the holder in cash equal to the product of the number of shares underlying such deferred share units and $3.25. The Company currently expects that the Merger will be consummated by early December 2007.

On October 10, 2007, the Company and XLTEK issued a joint press release relating to the Merger, a copy of which is attached hereto as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.

It is expected that XLTEK will file under the Canadian Securities Administrators (the “CSA”) a management proxy circular and other relevant materials in connection with the Arrangement. The management proxy circular will be sent to the shareholders of XLTEK. Before making any voting or investment decision with respect to the Arrangement, investors and shareholders of XLTEK are urged to read the management proxy circular and any other relevant materials filed with the CSA, when they become available, because they will contain important information about the Arrangement. The management proxy circular and other relevant materials (when they become available), and any other documents filed by XLTEK with the CSA, may be obtained free of charge at the CSA’s web site at www.sedar.com. In addition, investors and shareholders of XLTEK may obtain free copies of the documents filed with the CSA by contacting XLTEK at 905-829-5300.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Arrangement Agreement, dated October 9, 2007, by and among Natus Medical Incorporated, Excel-Tech Ltd., and 4437713 Canada Inc.

99.1	Press Release, dated October 10, 2007, announcing signing of the Arrangement Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: October 12, 2007	By:	/s/ Steven J. Murphy
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Arrangement Agreement, dated October 9, 2007, by and among Natus Medical Incorporated, Excel-Tech Ltd. and 4437713 Canada Inc.

99.1	Press Release, dated October 10, 2007, announcing signing of the Arrangement Agreement.